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                                 KNECHT & HANSEN
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

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
                                ATTORNEYS AT LAW
RICHARD E. KNECHT          1301 DOVE STREET, SUITE 900               TELECOPIER:
LOREN P. HANSEN         NEWPORT BEACH, CALIFORNIA  92660          (949) 851-1732
                            TELEPHONE: (949) 851-8070
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                                 January 3, 2002


InPurple, Inc.
600 Anton Blvd. 11th Floor
Costa Mesa, California  92626

                  Re:      Registration Statement on Form SB-2/A
                           -------------------------------------
Gentlemen:

                  At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the common stock of InPurple, Inc. (the "Securities"). We have also examined the proceedings heretofore taken by you in connection with the authorization and issuance of the Securities.

                  Based on the foregoing, it is our opinion that the Securities will, upon issuance thereof in the manner described in the Registration Statement, be duly authorized, legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part thereof.

                                                Very truly yours,

                                                /s/ Richard E. Knecht

                                                Richard E. Knecht of
                                                  Knecht & Hansen